                                SERVICE AGREEMENT

                                     BETWEEN
                          DELAWARE MANAGEMENT COMPANY,

                 A SERIES OF DELAWARE MANAGEMENT BUSINESS TRUST
                                       AND

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

This Agreement ("Service Agreement") sets forth the terms and conditions of the Service Agreement between Delaware Management Company, a Series of Delaware Management Business Trust ("Delaware") and Lincoln Life & Annuity Company of New York (the "Company"), effective as of the 1st day of May, 2003.

The Company and Lincoln Variable Insurance Products Trust (the "Trust") have entered into a Fund Participation Agreement, dated the ___________, 2003, as may be amended from time to time, pursuant to which the Company, on behalf of certain of its separate accounts and those which it administers (together "Separate Accounts"), has selected the Trust to serve as an investment vehicle under certain variable annuity and/or variable life insurance contracts ("Variable Contracts") offered by the Company, of which Trust may be one of several investment options available under the Variable Contracts. The Trust is divided into several series of shares, each designated a "Fund". Delaware is the investment adviser for the Trust.

Delaware recognizes that in the course of soliciting applications for the Variable Contracts and in servicing owners of the Variable Contracts, the Company and its agents provide ongoing services respecting Variable Contract owners' investments in the Trust.

Delaware understands that it benefits from the services that the Company and its agents provide with respect to the Trust. These services promote retention of assets in the Trust, which, in turn, provides benefits to Delaware. These services also contribute to an increase in the assets in the Trust, which, in turn, results in increased benefits to Delaware.

Accordingly, the following represents the collective intention and understanding of Delaware and the Company:

The Company and/or its agents agree to provide services to current owners of Variable Contracts which may include, but not limited to: teleservicing support in connection with the Trust; delivery of notices; facilitation of the tabulation of Variable Contract owners' votes in the event of a meeting of the shareholders; maintenance of Variable Contact records


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reflecting units purchased and redeemed and unit balances; provision of support services including providing information about the Trust and answering questions concerning the Trust, including questions respecting Variable Contract owners' interests in the Trust; provision and administration of Variable Contract features for the benefit of Variable Contract owners participating in the Trust, including transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals; and provision of other services as may be agreed upon from time to time.

In consideration of the benefits that Delaware derives from such services, Delaware agrees to pay to the Company a service fee (not from Trust assets but from the assets of Delaware) at an annual rate set forth in the attached Exhibit
A. For purposes of computing the payment to the Company under this paragraph, the average daily value of shares held in the covered Separate Accounts over a monthly period shall be computed by totaling such Separate Accounts' aggregate investment (share net asset value multiplied by total number of shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to the Company under this paragraph shall be calculated by Delaware at the end of each calendar month and will be paid to the Company within ten (10) calendar days thereafter. Supporting documentation of payment, in format agreeable to both parties, shall be provided along with the payment.

The Service Agreement shall remain in full force and effect until terminated by either the Company or Delaware upon 60 days' written notice to the other, and shall terminate automatically upon redemption of all shares held in Separate Accounts.

Notwithstanding the termination of the Service Agreement, Delaware will continue to pay the service fees in accordance with the preceding paragraph so long as net assets of the Company or a Separate Account remain in the Trust and the Company performs such services, provided such continued payment is permitted in accordance with applicable law and regulation. The Service Agreement may be amended only upon mutual agreement of the Company and Delaware in writing.

Nothing in the Service Agreement shall amend, modify or supersede any contractual terms, obligations or covenants among or between the Company and Delaware previously or currently in effect.


                                       2
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If the Service Agreement is consistent with your understanding of the matters we discussed concerning the Company's provision of the services, please sign below:

Date:                               LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
      -------------------------
                                    By:
                                        ----------------------------------------
                                    Name:  Rise C. M. Taylor
                                    Title:    Vice President


Date:                               DELAWARE MANAGEMENT COMPANY,
      -------------------------     A SERIES OF DELAWARE MANAGEMENT
                                    BUSINESS TRUST

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                       3
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                                    EXHIBIT A

                                  SERVICE FEES

The Service Fee shall be calculated on the average daily value of the shares of the Trust in each Fund held in the Separate Accounts, beginning May 1, 2003 according to the following:

                                    Aggressive Growth Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2371%                     0 - $200,000,000
              .1871%                on   $200,000,001 to $250,000,000
              .2371%                on   $250,000,001 to $400,000,000
              .1871%                on $400,000,001 and above


                                          Bond Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2955%                     0 - $200,000,000
              .2155%                on $200,000,001 to $400,000,000
              .1155%                on $400,000,001 and above


                                  Capital Appreciation Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .1871%                     0 - $100,000,000
              .2371%                on   $100,000,001 to $500,000,000
              .2371%                on  $500,000,001 and above


                                      Equity Income Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2571%                      0 - $500,000,000
              .2071%                on   $500,000,001 and above


                                 Global Asset Allocation Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2671%                     0 - $200,000,000
              .2671%                on   $200,000,001 to $400,000,000
              .2671%                on   $400,000,001 and above

                                     Growth & Income Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2800%                     0 - $200,000,000
              .2000%                on   $200,000,001 to $400,000,000
              .1000%                on   $400,000,001 and above


                                      International Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .4000%                     0 - $200,000,000
              .3500%                 on  $200,000,001 to $400,000,000
              .2000%                 on  $400,000,001 and above


                                         Managed Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2870%                     0 - $200,000,000
              .2070%                on   $200,000,001 to $400,000,000
              .1070%                on   $400,000,001 and above


                                      Money Market Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2955%                     0 - $200,000,000
              .2155%                 on  $200,000,001 to $400,000,000
              .1155%                 on $400,000,001 and above


                                    Social Awareness Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2800%                     0 - $200,000,000
              .2000%                 on  $200,000,001 to $400,000,000
              .1000%                 on  $400,000,001 and above


                                  Special Opportunities Fund
       ------------------------------------------------------------------------
       Annual Rate                          Average Daily Value of Shares
       ---------------------- -------------------------------------------------
              .2800%                     0 - $200,000,000
              .2000%                on   $200,000,001 to $400,000,000
              .1000%                on   $400,000,001 and above

                                       5